Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-145194) pertaining to the National Interstate Savings and Profit Sharing Plan of our report dated June 12, 2008 with respect to the financial statements and supplemental schedule of the National Interstate Savings and Profit Sharing Plan included in the Annual Report (Form 11-K) for the years ended December 31, 2007 and 2006.

/s/ Meaden & Moore, Ltd.

Cleveland, Ohio

June 20, 2008